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                                                                         EX-10.2

                                  Amendment to
                        The Harrah's Entertainment, Inc.
                       1990 Stock Option Plan (the "Plan")

Harrah's Entertainment, Inc. hereby adopts this Amendment to the Plan effective May 6, 1999:

The following language is added at the end of Section D.2 of the Plan:

         "Effective May 6, 1999, the number of authorized shares which may be issued pursuant to the options and stock appreciation rights granted by the Committee under the Plan is increased by an additional 2,500,000 shares all of which shall be treasury shares of the Company existing as of May 6, 1999. No options or stock appreciation rights may be granted under this Plan with respect to such 2,500,000 shares after February 28, 2008 and options utilizing these shares will be subject to the same repricing restrictions contained in the provisions of the first sentence of Section B.3 of the Plan that apply to the 3,500,000 shares authorized by the Plan Amendment dated February 26, 1998."

This Amendment was duly approved by the Human Resources Committee of the Board of Directors on May 6, 1999.


                                                   /s/ Rebecca W. Ballou
                                                   -----------------------------
                                                   Rebecca W. Ballou
                                                   Secretary of
                                                   Harrah's Entertainment, Inc.